Q3 2018 EARNINGS PRESENTATION September 6, 2018 ® International is a registered trademark of , Inc. NYSE: NAV

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations and descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2017, which was filed on December 19, 2017 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2018, which was filed on March 8, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP measures are reconciled to the most appropriate GAAP measure in the appendix of this presentation. Q3 2018 Earnings – 9/6/2018 NYSE: NAV 2

Third Quarter 2018 Highlights • Industry remains strong • Class 8 heavy market share up 2.7 points year-over-year o 13L heavy share more than doubled • Revenues higher, led by 25% increase in Truck • Net Income rose to $170 million • Adjusted EBITDA up 12% to $218 million • Supplier constraints impacting industry • 2018 financial guidance increased • Strong collaboration with TRATON Group (formerly Volkswagen Truck & Bus) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q3 2018 Earnings – 9/6/2018 NYSE: NAV 3

Capitalizing On A Strong Industry ($ in millions, except per share and units) Quarters Ended July 31 2018 2017 Chargeouts(A) 19,100 15,100 Sales and revenues $2,606 $2,213 Net income(B) $170 $37 Diluted income per share(B) $1.71 $0.38 Adjusted EBITDA $218 $194 Adjusted EBITDA margin 8.4% 8.8% (A) Includes U.S. and Canada School buses and Class 6-8 trucks. Note: This slide contains non-GAAP information; please see the Q3 2018 Earnings – 9/6/2018 (B) Amounts attributable to Navistar International Corporation, net of tax. REG G in appendix for a detailed reconciliation. NYSE: NAV 4

Strong Truck Segment Growing Profitability ($ in millions) Sales and Revenues Segment Profit Quarters Ended Quarters Ended July 31 July 31 2018 2017 2018 2017 Truck $1,916 $1,531 $165 $7 Parts $605 $586 $144 $157 Global Operations $89 $84 $4 $3 Financial Services $65 $62 $23 $23 Q3 2018 Earnings – 9/6/2018 NYSE: NAV 5

Solid Manufacturing Cash Balance ($ in millions) Manufacturing Cash(A) $1,200 $1,100 $1,084 $1,036 • 2018 Q3 cash balance $923 $947 $800 o Consolidated cash: $1.12 billion o Manufacturing cash: $1.08 billion(A) $400 • Strong cash position to address near-term maturities $0 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 (A) Amounts include manufacturing cash, cash equivalents, and marketable securities. Q3 2018 Earnings – 9/6/2018 Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. NYSE: NAV 6

Strong Industry Expected To Continue Into 2019 Actual Guidance 2017 2018 2019 Class 8 industry 207K 260-280K 255-285K Class 6/7 medium 86K 95K 95K School bus 35K 35K 35K Core markets industry 328K 390-410K 385-415K Q3 2018 Earnings – 9/6/2018 NYSE: NAV 7

Revising 2018 Financial Guidance 2017 Actuals 2018 Guidance Revenue $8.6B $10.1-$10.4B Gross margin 17.9% 18.6% Adjusted EBITDA $582M $775-$825M Manufacturing cash $1.0B >$1.25B(A) Manufacturing interest expense $269M $230M Warranty spend greater than expense $184M $125M Capital expenditures $102M $115M Pension/OPEB contributions greater $75M $100M than expense Increased from prior guidance No change from prior guidance Decreased from prior guidance Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q3 2018 Earnings – 9/6/2018 (A) 2018 manufacturing cash guidance reflects expected repayment of 2018 convertible debt. NYSE: NAV 8

Appendix Q3 2018 Earnings – 9/6/2018 NYSE: NAV 9

Further Progress on Legacy Issues ($ in millions) Used Truck Inventory $500 • Gross inventory balance: $191 million o MaxxForce13s in inventory: ~1,100 $250 • Net inventory balance: $143 million $0 Q3 Q4 Q1 Q2 Q3 • Q3 inventory reserve: 2017 2017 2018 2018 2018 Gross Inventory Net Inventory $48 million $1,000 Warranty Spend vs. Expense • Q3 warranty expense $750 (excluding pre-existing) as a $500 percentage of revenue: 1.7% o 2.4% in 3Q17 $250 • Warranty liability balance: $0 $531 million 2013 2014 2015 2016 2017 2018 Warranty Spend Warranty Expense Q3 2018 Earnings – 9/6/2018 NYSE: NAV 10

U.S. and Canada Dealer Stock Inventory* 6,000 5,500 5,000 4,500 4,000 3,500 3,000 *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus. Q3 2018 Earnings – 9/6/2018 NYSE: NAV 11

Retail Market Share in Commercial Vehicle Segments Three Months Ended July 31 , April 30 , January 31, October 31, July 31, 2018 2018 2018 2017 2017 Core Markets (U.S. and Canada) Class 6 and 7 medium trucks ........................................................ 22% 26% 20% 23% 25 % Class 8 heavy trucks ......................................................................... 13% 13% 11% 14% 10% Class 8 severe service trucks ......................................................... 11% 12% 12% 16% 12% Combined class 8 trucks ................................................................. 12% 13% 11% 15% 11 % Class 6/7 Class 8 Class 8 Medium-Duty Heavy Severe Service Q3 2018 Earnings – 9/6/2018 NYSE: NAV 12

Worldwide Truck Chargeouts

	Three Months Ended July 31, 2018	2017	Change	% Change
Core Markets (U.S. and Canada)				
School buses(A)	**3,700**	3,900	(200)	-5%
Class 6 and 7 medium trucks	**6,300**	4,800	1,500	31%
Class 8 heavy trucks	**7,200**	4,200	3,000	71%
Class 8 severe service trucks	**1,900**	2,200	(300)	-14%
Total Core markets	**19,100**	15,100	4,000	26%
Non "Core" military	**100**	200	(100)	-50%
Other markets(B)	**2,500**	2,900	(400)	-14%
Total worldwide units	**21,700**	18,200	3,500	19%
Combined class 8 trucks	**9,100**	6,400	2,700	42%

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.

(A) The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag.
(B) Other markets primarily consist of Export Truck and Mexico.

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 13

Financial Services Segment

NAVISTAR

Highlights

- Financial Services segment profit of $23M for Q3 2018 and $62M for YTD 2018
  - NFC[1] earned pre-tax profit of $14.6M for Q3 and $36.1M for YTD 2018
- NFC financing availability of $382M as of July 31, 2018, $231M available under the $269M revolver
- Financial Services debt/equity leverage of 3.5:1 as of July 31, 2018
- Term Loan B debt of $400M issued in July 2018

NFC Facilities

Dealer Floor Plan	Retail Notes	Bank and Term Loan B
• **NFSC wholesale trust as of July 31, 2018** – $900M funding facility – Variable portion matures December 2018 – Term portions mature September 2018 and June 2019 • **On balance sheet**	NAVISTAR® CAPITAL Funded by BMO Financial Group • **Program management continuity** • **Broad product offering** • **Ability to support large fleets** • **Access to less expensive capital**	• **Revolver capacity of $269M matures September 2021, Term Loan B of $400M matures July 2025** – Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts • **On balance sheet**

[1]Navistar Financial Corporation (NFC) is the US financial entity of Navistar's Financial Services segment

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 14

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A: The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A: Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A: Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4: What are your expected 2018 and beyond pension funding requirements? A: For the three and nine months ended July 31, 2018, we contributed $25 million and $78 million respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. We currently anticipate additional contributions of approximately $54 million during the remainder of 2018. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2019 through 2021, we will be required to contribute $140 million to $190 million per year to the Plans, depending on asset performance and discount rates. Q5: What is your expectation for future cash tax payments? A: Our cash tax payments are expected to remain low in 2018 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years. Q3 2018 Earnings – 9/6/2018 NYSE: NAV 15

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: The deferred tax assets were remeasured as of December 22, 2017 as a result of the new U.S. tax legislation. After the remeasurement, the Company had deferred tax assets for U.S. federal NOLs valued at $660 million, state NOLs valued at $196 million, and foreign NOLs valued at $243 million, for a total undiscounted cash value of $1.1 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $264 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.5 billion. Of this amount, $2.4 billion was subject to a valuation allowance as of December 22, 2017.

Q7: How does your FY 2018 Class 8 industry outlook compare to ACT Research?

A:

Reconcilation to ACT - Retail Sales	2018	
ACT*	288,900	
CY to FY Adjustment	(11,617)	
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(6,000)	
Total (ACT comparable Class 8 Navistar)	271,283	
Navistar Industry Retail Deliveries Combined Class 8 Trucks	260,000	280,000
Navistar Difference from ACT	(11,283)	8,717
*Source: ACT N.A. Commercial Vehicle Outlook - May 2018	(4.2%)	3.2%

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q3 2018 Earnings – 9/6/2018

NYSE: NAV 16

Frequently Asked Questions

NAVISTAR

Q9: How do you define manufacturing free cash flow?

A:

(in millions)	Quarters Ended Jul. 31, 2018	Apr. 30, 2018	Jan. 31, 2018	Oct. 31, 2017	July 31, 2017
Consolidated Net Cash from Operating Activities	$ (83)	$ (21)	$ (76)	$ 277	$ (61)
Less: Net Cash from Financial Services Operations	33	(220)	161	87	(95)
Net Cash from Manufacturing Operations [(A)]	(116)	199	(237)	190	34
Capital Expenditures	(25)	(23)	(30)	(9)	(27)
Manufacturing Free Cash Flow	$ (141)	$ 176	$ (267)	$ 181	$ 7

(A) Net of adjustments.

Q10: What were your Worldwide Engine Shipments in the period?

A:

	Three Months Ended July 31, 2018	2017	Change	% Change
(in units)				
OEM sales-South America	**6,500**	6,000	500	8%
Intercompany sales	**4,300**	3,300	1,000	30%
Other OEM sales	**800**	600	200	33%
Total Core Markets	**11,600**	9,900	1,700	17%

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 17

Outstanding Debt Balances

(in millions)	July 31, 2018	October 31, 2017
Manufacturing operations		
Senior Secured Term Loan Credit Facility due 2025, net of unamortized discount of $7 and unamortized debt issuance costs of $12	$ 1,573	$ —
Senior Secured Term Loan Credit Facility as amended, due 2020, net of unamortized discount of $7 and unamortized debt issuance costs of $9	—	1,003
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $17	1,083	—
8.25% Senior Notes, due 2022 net of unamortized discount of $13, respectively, and unamortized debt issuance costs of $14	—	1,423
4.50% Senior Subordinated Convertible Notes, due 2018, net of unamortized discount of $1 and $5, respectively, and unamortized debt issuance costs of less than $1 and $1, respectively	199	194
4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $7 and $14, respectively, and unamortized debt issuance costs of $2 and $3, respectively	402	394
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates	220	220
Financed lease obligations	121	130
Other	27	43
Total Manufacturing operations debt	3,625	3,407
Less: Current portion	661	286
Net long-term Manufacturing operations debt	$ 2,964	$ 3,121

(in millions)	July 31, 2018	October 31, 2017
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $3 and $5, respectively	$ 888	$ 849
Senior secured NFC Term Loan, due June 2025, net of unamortized discount of $2, and unamortized debt issuance cost of $4	394	—
Bank credit facilities, at fixed and variable rates, due dates from 2018 through 2024, net of unamortized debt issuance costs of $1 and $2, respectively	500	616
Commercial paper, at variable rates, program matures in 2022	88	92
Borrowings secured by operating and finance leases, at various rates, due serially through 2024	105	94
Total Financial Services operations debt	1,975	1,651
Less: Current portion	1,046	883
Net long-term Financial Services operations debt	$ 929	$ 768

Note: Our fiscal year ends on October 31. As such, all references to 2018, 2017, and other years contained within this presentation relate to the fiscal year, unless otherwise indicated.

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 18

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information regarding the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA and Adjusted EBITDA Margin: We believe that adjusted EBITDA and Adjusted EBITDA margin, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital expenditures. Q3 2018 Earnings – 9/6/2018 NYSE: NAV 19

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

(in millions)	Jul. 31, 2018	Apr. 30, 2018	Jan. 31, 2018	Oct. 31, 2017	Jul. 31, 2017
Manufacturing Operations:					
Cash and cash equivalents	**$ 989**	$ 1,060	$ 671	$ 666	$ 868
Marketable securities	**95**	40	276	370	55
Manufacturing Cash, Cash equivalents, and Marketable securities	**$ 1,084**	$ 1,100	$ 947	$ 1,036	$ 923
Financial Services Operations:					
Cash and cash equivalents	**$ 33**	$ 40	$ 28	$ 40	$ 43
Marketable securities	**-**	-	-	-	7
Financial Services Cash, Cash equivalents, and Marketable securities	**$ 33**	$ 40	$ 28	$ 40	$ 50
Consolidated Balance Sheet:					
Cash and cash equivalents	**$ 1,022**	$ 1,100	$ 699	$ 706	$ 911
Marketable securities	**95**	40	276	370	62
Consolidated Cash, Cash equivalents, and Marketable securities	**$ 1,117**	$ 1,140	$ 975	$ 1,076	$ 973

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 20

SEC Regulation G Non-GAAP Reconciliations

NAVISTAR

Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation

(in millions)	Quarters Ended July 31, 2018	Quarters Ended July 31, 2017
Income attributable to NIC, net of tax	$ 170	$ 36
Plus:		
Depreciation and amortization expense	51	57
Manufacturing interest expense (A)	60	67
Adjusted for:		
Income tax expense	(3)	—
EBITDA	$ 284	$ 160

(A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

(in millions)	Quarters Ended July 31, 2018	Quarters Ended July 31, 2017
Interest expense	$ 82	$ 91
Less: Financial services interest expense	22	24
Manufacturing interest expense	$ 60	$ 67

(in millions)	2018	2017
EBITDA (reconciled above)	**$ 284**	$ 160
Adjusted for significant items of:		
Adjustments to pre-existing warranties (A)	(4)	6
Asset impairment charges (B)	8	6
Restructuring of manufacturing operations (C)	1	(3)
EGR product litigation (D)	—	31
Gain on sale (E)	—	(6)
Settlement gain (F)	(71)	—
Total adjustments	(66)	34
Adjusted EBITDA	**$ 218**	$ 194
Adjusted EBITDA margin	8.4%	8.8%

For more detail on the items noted, please see the footnotes on slide 22.

Q3 2018 Earnings – 9/6/2018
NYSE: NAV 21

Significant Items Included Within Our Results

NAVISTAR

(in millions)	Quarters Ended July 31, 2018	2017
Expense (Income):		
Adjustments to pre-existing warranties (A)	**$ (4)**	$ 6
Asset impairment charges (B)	**8**	6
Restructuring of manufacturing operations (C)	**1**	(3)
EGR product litigation (D)	**—**	31
Gain on sale (E)	—	(6)
Settlement gain (F)	**(71)**	—

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) In the third quarter, we recorded $8 million of impairment charges related to the sale of our railcar business in Cherokee, Alabama, certain long-lived assets and certain assets under operating leases in our Truck and Financial Services segments. In the third quarter of 2017, we recorded $6 million of asset impairment charges relating to assets held for the sale of our Conway, Arkansas fabrication business and for certain assets under operating leases in our Truck segment.

(C) In the third quarter of 2018, we recorded a charge of $1 million related to adjustments for restructuring in our Truck, Global Operations and Corporate segments. In the third quarter of 2017, we recorded a benefit of $3 million for restructuring in our Truck segment. We recorded $41 million of charges related to our plan to cease production at our Melrose Park Facility, a net benefit of $43 million related to the resolution of the closing agreement for our Chatham, Ontario plant, and the release of $1 million in OPEB liabilities in connection with the sale of our fabrication business in Conway, Arkansas.

(D) In the third quarter of 2017, we recognized a charge of $31 million for a jury verdict related to the Maxxforce engine EGR product litigation in our Truck segment.

(E) In the third quarter of 2017, we recognized a gain of $6 million related to the sale of a business line in our Parts segment.

(F) In the third quarter of 2018, we settled a business economic loss claim relating to our Alabama engine manufacturing facility in which we will receive a net present value of $70 million, net of our fees and costs, from the Deepwater Horizon Settlement Program. We recorded the $70 million net present value of the settlement and related interest income of $1 million in *Other Income, net*.

Q3 2018 Earnings – 9/6/2018

NYSE: NAV 22